UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

EAGLE ROCK ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700

Houston, Texas 77002

(Address of principal executive offices, including zip code)

(281) 408-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Contribution Agreement

As previously disclosed, Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into a Contribution Agreement dated as of December 23, 2013 (the “Contribution Agreement”), with Regency Energy Partners, LP, a Delaware limited partnership (“Regency” or an “Acquiring Party”) and Regal Midstream LLC, a Delaware limited liability company (“Regal” or an “Acquiring Party” and, together with Regency, the “Acquiring Parties”).  Pursuant to the Contribution Agreement, the Partnership will contribute (the “Midstream Contribution”) to Regal (a) 100% of the equity interests in (i) Eagle Rock Marketing, LLC, a Delaware limited liability company, (ii) Eagle Rock Pipeline GP, LLC, a Delaware limited liability company, and (iii) Eagle Rock Gas Services, LLC, a Delaware limited liability company and (b) 100% of the limited partner interests in (i) Eagle Rock Pipeline, L.P., a Delaware limited partnership and (ii) EROC Midstream Energy, L.P., a Delaware limited partnership (the interests described in clauses (a) and (b) collectively, the “Contributed Interests”).   The Contributed Interests, upon the closing of the Midstream Contribution and after giving effect to the Pre-Closing Transfers (as defined below), will represent the assets and operations that collectively comprise the midstream business of the Partnership.

The aggregate consideration for the Contributed Interests will be (1) $720,000,000, as adjusted in accordance with the Contribution Agreement, consisting of cash and 8,245,859 common units representing limited partner interests of Regency (the “Equity Consideration”), (2) the assumption by Regency of up to $550,000,000 face value of senior unsecured notes of the Partnership (the “Partnership Notes”) tendered by holders of the Partnership Notes pursuant to the Exchange Offer (as described below) and (3) if less than $550,000,000 face value of the Partnership Notes are tendered in the Exchange Offer, the payment by Regency of a dollar amount equal to 110% of the difference between $550,000,000 and the face value of Partnership Notes so tendered.  If all Partnership Notes are exchanged, the value of the consideration to the Partnership is $1.27 billion.

In connection with the Midstream Contribution, Regency has agreed, subject to the terms and conditions of the Contribution Agreement, to conduct an offer to exchange up to $550,000,000 of the Partnership Notes into an equivalent amount of Regency senior unsecured notes with the same tenor, coupon, call structure and a comparable covenant package as the Partnership Notes (the “Exchange Offer”).

In connection with the closing of the Midstream Contribution, Regency has agreed to enter into a registration rights agreement with the Partnership, substantially in the form attached as an exhibit to the Contribution Agreement, whereby Regency grants the Partnership certain registration rights with respect to the Equity Consideration.

The Contribution Agreement contains customary representations, warranties and covenants by each of the parties thereto. The parties have also agreed, subject to certain exceptions, to operate their respective businesses in the ordinary course until the Midstream Contribution is consummated.  Furthermore, the Partnership has agreed not to initiate or solicit any inquiries or the making or submission of certain third party acquisition proposals and, subject to certain exceptions, restrictions on its ability to respond to any such unsolicited proposal.  The Partnership has also agreed it will not, for a period of eighteen months following the closing of the Midstream Contribution, solicit certain former employees of the Partnership or engage in midstream business activities in certain areas that are not ancillary to the Partnership’s upstream business. In addition, the Partnership is required to file a proxy statement as soon as reasonably practicable following the signing of the Contribution Agreement (but no later than January 31, 2014) and to convene a unitholder meeting for approval of the Midstream Contribution as soon as reasonably practicable following clearance of the proxy statement by the Securities and Exchange Commission (the “Commission” or the “SEC”) (unless the Board (as defined below) has effected a Change in Recommendation (as defined below)).

Completion of the Midstream Contribution is conditioned upon, among other things: (1) approval of the Contribution Agreement and the Midstream Contribution by the affirmative vote or consent of holders of a majority of the outstanding common units of the Partnership (“Unitholder Approval”); (2) the absence of certain legal injunctions or impediments prohibiting the Midstream Contribution and the other transactions contemplated by the Contribution Agreement; (3) expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino

Antitrust Improvement Act of 1976, as amended; (4) subject to specified materiality standards, the accuracy of the representations and warranties of, and the performance of all covenants by, the parties to the Contribution Agreement; (6) approval for the listing on the New York Stock Exchange of the Equity Consideration to be issued to the Partnership; (7) the delivery by the Partnership to Regency of audited financial statements of the midstream business  (the “Carve-Out Financial Statements”); and (8) the execution and delivery of certain ancillary documents contemplated by the Contribution Agreement.  There is no financing condition.

In connection with the Unitholder Approval, Natural Gas Partners VIII, L.P. (“NGP VIII”) and certain of its affiliates have entered into a Voting and Support Agreement (the “NGP Voting Agreement”) with Regency to vote all of their Partnership common units beneficially owned, representing approximately 32.2% of the Partnership common units as of December 23, 2013, in favor of the approval of the Contribution Agreement and the Midstream Contribution. The Partnership granted NGP VIII an irrevocable limited waiver of certain provisions of the existing voting agreement between the Partnership and NGP VIII dated May 3, 2011 (the “Existing Voting Agreement”) to permit NGP VIII to enter into the NGP Voting Agreement, which waiver is discussed in more detail below under the heading “Waiver of Existing Voting Agreement.” The NGP Voting Agreement shall terminate on the earliest to occur of (i) the date of the termination of the Contribution Agreement, (ii) a Change in Recommendation (as defined below), (iii) the effectiveness of the closing of the Midstream Contribution, (iv) July 31, 2014 and (v) the effective date of any waiver, amendment or other modification of the Contribution Agreement that materially reduces the consideration payable to the Partnership or is otherwise materially adverse to the Partnership’s common unitholders.

The Contribution Agreement contains provisions granting both the Acquiring Parties, on the one hand, and the Partnership, on the other hand, the right to terminate the Contribution Agreement for certain reasons, including, among others, if (a) the closing of the Midstream Contribution does not occur on or before July 31, 2014 (the “Outside Date”) and (b) the Contribution Agreement and the Midstream Contribution fail to receive Unitholder Approval.  The Contribution Agreement also contains provisions granting the Partnership the right to terminate the Contribution Agreement if (a) either of the Acquiring Parties has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Contribution Agreement, or any of such party’s representations or warranties has become untrue, and such breach, failure or untruth would result in a failure of a closing condition to be satisfied and has not been cured within 30 days of notice of such breach, failure or untruth  (a “terminable breach”) and (b) in order to enter into a definitive agreement in response to a superior third party acquisition proposal (a “Superior Proposal”).  The Contribution Agreement also contains provisions granting the Acquiring Parties the right to terminate the Contribution Agreement if (a) the Partnership commits a terminable breach, (b) a change of recommendation (a “Change in Recommendation”) is effected by the board of directors of the general partner of the general partner of the Partnership (the “Board”), or (c) Regency has not received audited historical financial statements for the Partnership’s midstream business for the fiscal years ended December 31, 2011 and 2012 and the nine month period ended September 30, 2013 and unaudited historical financial statements for the midstream business of the Partnership for the nine month period ended September 30, 2012 by the later to occur of January 21, 2014 and the date the SEC notifies Regency that it has cleared all comments related to Regency’s registration statement filed in connection with the Merger Agreement (as defined in the Contribution Agreement) other than comments to include the Carve-Out Financial Statements.

The Partnership will be required to pay Regency approximately $42.2 million as a termination fee (the “Termination Fee”) if (a) Regency exercises its right to terminate the Contribution Agreement due to a Change in Recommendation by the Board, (b) (i) a third party acquisition proposal has been publicly proposed or publicly disclosed, and not withdrawn, as of the date of the special meeting of Partnership unitholders to vote on the approval of the Contribution Agreement (or the Contribution Agreement has been terminated and such meeting does not occur), (ii) the Contribution Agreement is terminated by the Partnership or Regency due to the passage of the Outside Date or the failure of the Partnership unitholders to approve the Contribution Agreement and the Midstream Contribution and (iii) the Partnership enters into an agreement to consummate, or consummates, such third-party proposal within nine-months after the date of termination of the Contribution Agreement, or (c) the Partnership terminates the Contribution Agreement in order to enter into a definitive agreement determined by the Board to be as a Superior Proposal.

The Partnership has agreed to indemnify the Acquiring Parties and their affiliates, and each of their respective officers and directors (the “Acquirer Indemnitees”), against all losses actually incurred by the Acquirer Indemnitees based upon, resulting from or arising out of: (A) the portion of the Partnership’s retained business and any assets and contracts transferred to the Partnership in connection with the Pre-Closing Transfers (as defined below); (B) the proxy statement; (C) the Partnership’s breach of its representations regarding (i) its existence and good standing, (ii) the validity of and the Partnership’s authority to enter into the Contribution Agreement, (iii) the Partnership’s ownership, authorization and transfer of the Contributed Interests, (iv) indebtedness of the Midstream Entities (as defined below), (v) financial advisors, (vi) the Partnership’s breach after the closing of the Midstream Contribution of the confidentiality, non-compete or insurance provisions of the Contribution Agreement or (vii) certain taxes of the Partnership; (D) the Partnership’s breach after the closing of the Midstream Contribution of the covenants relating to public announcements, registration rights, confidentiality, employees and employee benefits, use of name, retention of books and records, guarantees, non-solicitation and non-competition, cooperation, insurance and other matters; (E) certain tax matters; and (F) matters relating to the Partnership’s employee benefit plans and related matters.

The Acquiring Entities have agreed to indemnify the Partnership and its affiliates and each of their respective officers, employees, directors and equity holders (the “Partnership Indemnitees”) against all losses actually incurred by the Partnership Indemnitees based upon, resulting from or arising out of: (A) the business being transferred with the Contributed Interests, including any assets and contracts transferred to any Acquiring Party in connection with the Pre-Closing Transfers; (B) any untrue statement or omission from the proxy statement in reliance upon or related to information furnished to the Partnership by an Acquiring Party; (C) Regency’s breach of its representations regarding (i) its existence, (ii) the validity of and Regency’s authority to enter into the Contribution Agreement, (iii) Regency’s capitalization, (iv) certain matters relating to Regency’s acquisition of the Contributed Interests, (v) Regency’s tax treatment as a partnership and Regal’s tax treatment as a disregarded entity, (vi) the absence of any consents required on behalf of Regency, or (vii) financial advisors; or (D) an Acquiring Party’s breach after the closing of the Midstream Contribution of the covenants relating to registration rights, confidentiality, employees and employee benefits, use of name, retention of books and records, guarantees, permits, cooperation, insurance, the Exchange Offer, NYSE listing and other matters.

In addition, the consideration payable to the Partnership may be reduced by the amounts of certain losses (each, a “Deduction”) actually incurred by the Partnership before the closing of the Midstream Contribution resulting from the breach of certain of the representations and warranties made by the Partnership in the contribution agreement.  The amount of any such losses agreed by the parties at closing would reduce the consideration payable to the Partnership at closing.  In addition, any losses alleged by Regency but not agreed by the Partnership at closing would be placed into escrow and resolved pursuant to binding arbitration after the closing. Such losses are subject to the following limitations: (i) each claim must be valued in excess of $1,000,000 in order for such claim to be counted toward a Deduction, (ii) the aggregate value of all claims must exceed $13,250,000 in order for any Deduction to take effect, at which point only those amounts in excess of $13,250,000 will be included in the Deduction and (iii) the amount of the Deduction may not exceed $132,500,000.

Prior to the consummation of the Midstream Contribution, certain assets and liabilities (including leases and software licenses) will be transferred and/or partially assigned from (i) the Partnership and certain of its direct and indirect subsidiaries (collectively, the “Midstream Entities”), on the one hand, to certain of the Midstream Entities, on the other hand and (ii) from certain of the Midstream Entities, on the one hand, to the Partnership, on the other hand (collectively, the “Transfers”).  In addition, certain intercompany agreements between the Partnership and the Midstream Entities will be terminated (such terminations, together with the Transfers, the “Pre-Closing Transfers”).

The Contribution Agreement and the Midstream Contribution and the associated transactions (including the NGP Voting Agreement and the NGP Voting Agreement Waiver (as defined below), the “Transactions”) have been evaluated by the Conflicts Committee of the Board (the “Conflicts Committee”), and the Conflicts Committee provided its “special approval” of the Transactions under the partnership agreement and recommended that the Board approve the Transactions.  Following such approval and recommendation, the Contribution Agreement was unanimously approved by the Board, and the Board has resolved to recommend that the unitholders of the Partnership vote in favor of the adoption and approval of the Contribution Agreement and the Midstream Contribution.

The foregoing description of the Contribution Agreement is qualified in its entirety by reference to the full text of the Contribution Agreement (other than certain schedules), which is attached hereto as Exhibit 2.1 and incorporated by reference into this Item 1.01.

Waiver of Existing Voting Agreement

In connection with the Partnership’s entry into the Contribution Agreement, the Partnership granted NGP VIII an irrevocable limited waiver (the “NGP Voting Agreement Waiver”) of certain provisions of the Existing Voting Agreement to allow NGP VIII and certain of NGP VIII’s affiliates to comply with its obligations under the NGP Voting Agreement discussed above. The NGP Voting Agreement Waiver will be effective until the NGP Voting Agreement is amended, modified or terminated.

The foregoing description of the NGP Voting Agreement Waiver is qualified in its entirety by reference to the full text of the NGP Voting Agreement Waiver, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Cautionary Statements

The Contribution Agreement is filed herewith to provide investors with information regarding its terms and is not intended to provide any other factual information about Regency or the Partnership.  In particular, the assertions embodied in the representations and warranties contained in the Contribution Agreement are as of specified dates and were made only for purposes of such Contribution Agreement.  Such representations and warranties are solely for the benefit of the parties to the Contribution Agreement, and may be subject to limitations agreed between the parties.  Moreover, certain representations and warranties in the Contribution Agreement were used for the purpose of allocating risk among the parties thereto, rather than establishing matters as facts.  Accordingly, they should not be relied upon as statements of factual information.  Investors are not third party beneficiaries under the Contribution Agreement and should not rely on the representations and warranties in the Contribution Agreement as characterizations of the actual state of facts about Regency or the Partnership.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2013, the Compensation Committee (“Committee”) of the Board approved the acceleration of all restricted units (“Restricted Units”) issued to Roger A. Fox under the Partnership’s Long Term Incentive Plan that remain unvested on Mr. Fox’s date of termination without “Cause” or for “Good Reason” (each as defined in the applicable award agreements) during the Protection Period (as defined in Mr. Fox's Excecutive Change of Control Agreement), which is (i) the six month period ending on the date a “Change of Control” (as defined in Mr. Fox's Executive Change of Control Agreement) occurs or (ii) the two year period beginning on the date a Change of Control occurs. In order to effectuate the foregoing, the Committee authorized adoption of a letter agreement (the “Letter Agreement”) for the benefit of Mr. Fox. Any successor in interest (“Successor”) to the Partnership or the midstream business unit of the Partnership as a result of a Change of Control shall provide benefits equal to what Mr. Fox is entitled to under the Letter Agreement, as applied to any comparable awards issued by and in the equity of the Successor, upon a qualifying termination as described above. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference into this Item 5.02.

Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute the solicitation of any vote, proxy or approval.  This Current Report on Form 8-K relates to a potential transaction between the Partnership and Regency.  This Current Report on Form 8-K is not a substitute for any proxy statement or any other document which the Partnership may file with the Securities and Exchange Commission (“SEC”) in connection with the proposed transaction.  In connection with the proposed transaction, the Partnership will file with the SEC a proxy statement for the unitholders of the Partnership.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any such documents will be available free of charge through the website maintained by the SEC at www.sec.gov or by directing a request to the Partnership’s Investor Relations Department,

Eagle Rock Energy, L.P., 1415 Louisiana Street, Suite 2700, Houston, TX 77002, telephone number (281) 408-1200.

Participants in the Solicitation

The Partnership and Regency and their respective general partner’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of the Partnership in respect of the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of the Partnership in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC.

Forward Looking Statements

This Current Report on Form 8-K may include “forward-looking statements.” All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future, are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include, but are not limited to, the risks that the proposed transaction may not be consummated or the benefits contemplated therefrom may not be realized.  Additional risks include: the ability to obtain unitholder approval and requisite regulatory approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, risks related to volatility or declines (including sustained declines) in commodity prices; market demand for crude oil, natural gas and natural gas liquids; the effectiveness of the Partnership’s hedging activities; the Partnership’s ability to retain key customers; the Partnership’s ability to continue to obtain new sources of crude oil and natural gas supply; the availability of local, intrastate and interstate transportation systems and other facilities to transport crude oil, natural gas and natural gas liquids; competition in the oil and gas industry; the Partnership’s ability to obtain credit and access the capital markets; general economic conditions; and the effects of government regulations and policies. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership’s actual results and plans could differ materially from those implied or expressed by any forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with SEC for the year ended December 31, 2012 and the Partnership’s Forms 10-Q filed with the SEC for subsequent quarters, including the Partnership’s Form 10-Q filed for the quarter ended September 30, 2013 as well as any other public filings, and press releases.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
2.1*	Contribution Agreement dated as of December 23, 2013, by and among Eagle Rock Energy Partners, L.P., Regency Energy Partners LP and Regal Midstream LLC.

10.1	Letter Regarding Limited Waiver of Voting Agreement executed by Eagle Rock Energy Partners, L.P. on December 23, 2013.

10.2	Letter Agreement Regarding Acceleration of Restricted Unit Awards of Roger A. Fox, dated December 23, 2013.

99.1	Eagle Rock Employee Q&A dated December 23, 2013.

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P.,
its General Partner

By:	Eagle Rock Energy G&P, LLC,
its General Partner

By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel

Date: December 24, 2013

Exhibit Index

Exhibit No.	Description
2.1*	Contribution Agreement dated as of December 23, 2013, by and among Eagle Rock Energy Partners, L.P., Regency Energy Partners LP and Regal Midstream LLC.

10.1	Letter Regarding Limited Waiver of Voting Agreement executed by Eagle Rock Energy Partners, L.P. on December 23, 2013.

10.2	Letter Agreement Regarding Acceleration of Restricted Unit Awards of Roger A. Fox, dated December 23, 2013.

99.1	Eagle Rock Employee Q&A dated December 23, 2013.

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.